Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated January 20, 2016 (including amendments thereto) with respect to the Common Stock of Lumos Networks Corp.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  January 20, 2016

ARCHER CAPITAL MASTER FUND, L.P.
By: Archer Partners GP, LLC,
       its General Partner

ARCHER CROSSBOW MASTER FUND, L.P.
By: Archer Crossbow GP, LLC,
       its General Partner

HASTINGS MASTER FUND, L.P.
By: Archer Hastings GP, LLC,
       its General Partner

ARCHER SELECT MANDATE MASTER FUND, L.P.
By: Archer Select Mandate GP, LLC,
       its General Partner

ARCHER PARTNERS GP, LLC
By: Canton GP Holdings, LLC,
      its Manager

ARCHER CROSSBOW GP, LLC
By: Canton GP Holdings, LLC,
      its Manager

ARCHER HASTINGS GP, LLC
By: Canton GP Holdings, LLC,
      its Manager

ARCHER SELECT MANDATE GP, LLC
By: Canton GP Holdings, LLC,
      its Manager

ARCHER CAPITAL MANAGEMENT, L.P.
By: Canton Holdings, L.L.C.,
      its General Partner

CANTON GP HOLDINGS, LLC

CANTON HOLDINGS, L.L.C

By:	/s/ Eric J. Edidin
	Name:	Eric J. Edidin
	Title:	Authorized Signatory

/s/ Joshua A. Lobel
JOSHUA A. LOBEL

/s/ Eric J. Edidin
ERIC J. EDIDIN